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                                                                     EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 10, 1998, relating to the consolidated balance sheets of System Software Associates, Inc. and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1998, and the related schedule, which report appears in the October 31, 1998 annual report on Form 10-K of System Software Associates, Inc.

                                                 /s/ KPMG LLP
                                                 ---------------------
                                                 KPMG LLP

Chicago, Illinois
November 1, 1999